Exhibit (h)(1)(d)

                                  SCHEDULE A-2

                         Eaton Vance Mutual Funds Trust
                         ------------------------------

                    AMENDED ADMINISTRATIVE SERVICES AGREEMENT

                            Effective: June 22, 1998

                   Eaton Vance Insured Tax-Managed Growth Fund
              Eaton Vance Insured Tax-Managed Emerging Growth Fund
            Eaton Vance Insured Tax-Managed International Growth Fund
                      Eaton Vance Insured High Income Fund